Exhibit 99.1

nCino Reports Fourth Quarter and Fiscal Year 2026 Financial Results
Exceeds All Financial Guidance Metrics
ACV as of January 31, 2026, $602.4M, up 17% Year-Over-Year
Fiscal 2026 ACV Net Retention Rate of 112%
Announces $100M Accelerated Share Repurchase Program

WILMINGTON, N.C., March 31, 2026 — nCino, Inc. (NASDAQ: NCNO), the leading provider of intelligent, best-in-class banking solutions, today announced financial results for the fourth quarter and fiscal year 2026, ended January 31, 2026.
“Fiscal 2026 was a landmark year for nCino, with both the fourth quarter and full fiscal year marking company records for gross ACV bookings, and we again exceeded financial guidance across all revenue and profitability metrics,” said Sean Desmond, Chief Executive Officer at nCino. “Our success this year reflects strong global sales execution, accelerating demand for our industry-focused AI capabilities, and the confidence our customers place in nCino as their long-term technology partner.”

“Reflecting our deep conviction in nCino’s market leadership position for AI-powered banking, and our commitment to continue allocating capital where it can generate stockholder value, we are pleased to announce our Board of Directors has authorized an additional $100 million Stock Repurchase Program pursuant to an accelerated share repurchase ("ASR") agreement entered into today. After giving effect to the $100 million ASR, approximately $75 million will remain available for share repurchases under the December 2025 share repurchase authorization. A $200 million term loan expansion of our existing credit facility will be used to finance the ASR and to reduce a portion of the outstanding balance on our revolving credit facility,” said Greg Orenstein, Chief Financial Officer at nCino.

Fourth Quarter Fiscal 2026 Financial Highlights
•Revenues: Total revenues for the fourth quarter of fiscal 2026 were $149.7 million, a 6% increase from $141.4 million in the fourth quarter of fiscal 2025. Subscription revenues for the fourth quarter of fiscal 2026 were $133.4 million, up from $125.0 million one year ago, an increase of 7%.
•Income (Loss) from Operations: GAAP income (loss) from operations in the fourth quarter of fiscal 2026 was $2.8 million compared to $(5.7) million in the fourth quarter of fiscal 2025. Non-GAAP operating income in the fourth quarter of fiscal 2026 was $34.7 million compared to $24.4 million in the fourth quarter of fiscal 2025, an increase of 42%.
•Net Income (Loss) Attributable to nCino: GAAP net income (loss) attributable to nCino in the fourth quarter of fiscal 2026 was $8.3 million compared to $(18.6) million in the fourth quarter of fiscal 2025. Non-GAAP net income attributable to nCino in the fourth quarter of fiscal 2026 was $42.8 million compared to $22.0 million in the fourth quarter of fiscal 2025, an increase of 95%.

•Net Income (Loss) Attributable to nCino per Share: GAAP net income (loss) attributable to nCino in the fourth quarter of fiscal 2026 was $0.07 per basic and diluted share compared to $(0.16) per basic and diluted share in the fourth quarter of fiscal 2025. Non-GAAP net income attributable to nCino in the fourth quarter of fiscal 2026 was $0.37 per diluted share compared to $0.19 per diluted share in the fourth quarter of fiscal 2025.
•Cash: As of January 31, 2026, cash, cash equivalents, and restricted cash were $88.7 million and $213.5 million was outstanding under nCino’s revolving credit facility.

Full Year Fiscal 2026 Financial Highlights
•Revenues: Total revenues for fiscal 2026 were $594.8 million, a 10% increase from $540.7 million in fiscal 2025. Subscription revenues for fiscal 2026 were $523.1 million, up from $469.2 million in fiscal 2025, an increase of 12%.
•Income (Loss) from Operations: GAAP income (loss) from operations for fiscal year 2026 was $3.7 million compared to $(18.1) million in fiscal 2025. Non-GAAP operating income for fiscal 2026 was $129.4 million compared to $96.2 million in fiscal 2025, an increase of 35%.
•Net Income (Loss) Attributable to nCino: GAAP net income (loss) attributable to nCino for fiscal 2026 was $5.2 million compared to $(37.9) million in fiscal 2025. Non-GAAP net income attributable to nCino for fiscal 2026 was $122.7 million compared to $84.5 million in fiscal 2025, an increase of 45%.
•Net Income (Loss) Attributable to nCino per Share: GAAP net income (loss) attributable to nCino for fiscal 2026 was $0.05 per basic and diluted share compared to $(0.33) per basic and diluted share in fiscal 2025. Non-GAAP net income attributable to nCino for fiscal 2026 was $1.07 per diluted share compared to $0.72 per diluted share in fiscal 2025.
•Annual Contract Value (ACV): ACV as of January 31, 2026, was $602.4 million, an increase of 17% year over year. On an organic, constant currency basis, ACV increased 13% year over year. nCino defines ACV as the highest annualized subscription fee obligation under customer contracts in effect at the end of the reporting period, converted to USD with foreign exchange rates in effect as of the end of the applicable period.

Stock Repurchase Program, Accelerated Share Repurchase Details, and Term Loan
•nCino's Board of Directors authorized a Stock Repurchase Program in December 2025 under which the Company may repurchase up to $100 million of the Company’s outstanding common stock. As of January 31, 2026, $75 million remained available under that authorization.
•nCino’s Board of Directors has also authorized an additional $100 million share repurchase to be completed under an accelerated share repurchase (“ASR”). To facilitate the ASR, nCino has entered into an agreement with Wells Fargo Bank, N.A. effective March 31, 2026. The initial delivery of shares will represent approximately 80% of the total value of shares to be repurchased under the ASR, based on the closing price of nCino’s common stock on March 31, 2026, and will be delivered against payment by nCino of the ASR's full purchase price of $100 million. The final number of shares to be repurchased is expected to be based on a measure of the volume-weighted average price of nCino's common stock during the term of the transaction, less a discount and subject to adjustments. Final settlement is expected to occur in the second quarter of nCino’s fiscal year 2027.
•nCino amended and expanded its existing credit facility to include a $200 million Term Loan A, the proceeds of which will be used to fund the ASR and reduce a portion of the outstanding balance on its revolving credit facility.

Recent Business Highlights
•New customer win in Japan with a global financial institution: A leading global bank with over $2.0 trillion in assets and operations spanning multiple continents selected nCino to transform its Commercial Lending operations.
•Expanded relationship with largest Consumer Lending customer: Expanded with Commercial Lending in an over $200 billion AUM bank, consolidating legacy banking groups across CIB, Commercial, and Business Banking onto a flexible and scalable single platform.
•Expanded with Mortgage in a top-40 bank: A top-40 U.S. bank by assets became the largest bank customer to select nCino Mortgage, making them a top-10 nCino customer by ACV when added to their commitments for Commercial Lending, Small Business Lending, and Treasury Management.
•New customer in Austria becomes nCino’s lighthouse account in DACH region: Selected by a top-3 Austrian bank by assets to become the single origination platform for SME and Corporate Lending.

Financial Outlook
Effective for fiscal 2027, nCino will be providing annual guidance for Free Cash Flow in lieu of providing quarterly and annual guidance for Non-GAAP Net Income Attributable to nCino per share as we believe annual Free Cash Flow is a more meaningful measure of our financial performance.

nCino is providing guidance for its first quarter ending April 30, 2026, as follows:
•Total revenues between $154.5 million and $156.5 million.
•Subscription revenues between $137.0 million and $139.0 million.
•Non-GAAP operating income between $38.0 million and $40.0 million.

nCino is providing guidance for its fiscal year 2027 ending January 31, 2027, as follows:
•Total revenues between $639.0 million and $643.0 million.
•Subscription revenues between $569.0 million and $573.0 million.
•Non-GAAP operating income between $165.0 million and $170.0 million.
•Free Cash Flow between $132.0 million and $137.0 million
•Annual Contract Value (ACV) between $662.5 million and $667.5 million.

Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is powering a new era in financial services. The Company was founded to help financial institutions digitize and reengineer business processes to boost efficiencies and create better banking experiences. With over 1,500 depository financial institution customers worldwide - including community banks, credit unions, and some of the largest financial entities globally - nCino offers a trusted platform of best-in-class, intelligent solutions. By integrating artificial intelligence and actionable insights into its platform, nCino is helping financial institutions consolidate legacy systems to enhance strategic decision-making, improve risk management, and elevate customer satisfaction by cohesively bringing together people, AI and data. For more information, visit www.ncino.com.

Forward-Looking Statements
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “aim,” “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” may,” “might,” “plans”, “potential,” “predicts,” “projects,” “seeks,” “should,” “strive,” “will,” or “would” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) repurchases of our common stock under our stock repurchase programs or the decision to terminate or suspend any repurchases; (ii) variations between our actual operating results and the expectations of securities analysts, investors and the financial community; (iii) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (iv) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (v) risks associated with acquisitions we have completed or may undertake, (vi) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (vii) the accuracy of management’s assumptions and estimates; (viii) our ability to attract new customers and succeed in having current customers expand their use of our solution, including in connection with our migration to an asset-based pricing model; (ix) competitive factors, including pricing pressures and migration to asset-based pricing, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (x) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (xi) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (xii) our ability to manage our growth effectively including expanding outside of the United States; (xiii) adverse changes in our relationship with Salesforce; (xiv) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xv) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xvi) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xvii) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xviii) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our website at www.ncino.com or the SEC’s website at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2025	January 31, 2026
Assets
Current assets
Cash and cash equivalents	$120,928	$88,374
Accounts receivable, net	146,787	166,540
Costs capitalized to obtain revenue contracts, current portion, net	13,462	17,211
Prepaid expenses and other current assets	21,072	21,378
Total current assets	302,249	293,503
Property and equipment, net	74,953	75,607
Operating lease right-of-use assets, net	16,026	12,687
Costs capitalized to obtain revenue contracts, noncurrent, net	23,735	30,735
Goodwill	1,019,375	1,077,947
Intangible assets, net	154,571	135,658
Investments	9,294	7,262
Long-term prepaid expenses and other assets	10,178	14,707
Total assets	$1,610,381	$1,648,106
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$13,640	$14,521
Accrued expenses and other current liabilities	39,865	64,372
Deferred revenue	191,174	210,552
Financing obligations, current portion	1,680	818
Operating lease liabilities, current portion	5,153	4,229
Total current liabilities	251,512	294,492
Operating lease liabilities, noncurrent	12,819	9,748
Deferred income taxes, noncurrent	13,851	7,020
Deferred revenue, noncurrent	269	170
Revolving credit facility, noncurrent	166,000	213,500
Financing obligations, noncurrent	51,172	50,400
Other long-term liabilities	17,160	4,124
Total liabilities	512,783	579,454
Commitments and contingencies
Redeemable non-controlling interest	8,286	12,737
Stockholders’ equity
Common stock	58	59
Treasury stock, at cost	—	(125,600)
Additional paid-in capital	1,474,413	1,550,187
Accumulated other comprehensive income	176	7,042
Accumulated deficit	(385,335)	(375,773)
Total stockholders’ equity	1,089,312	1,055,915
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,610,381	$1,648,106

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2026	2025	2026
Revenues
Subscription	$124,957	$133,383	$469,168	$523,134
Professional services and other	16,413	16,283	71,489	71,647
Total revenues	141,370	149,666	540,657	594,781
Cost of revenues
Subscription	36,016	38,019	134,932	149,562
Professional services and other	20,997	19,731	80,937	85,050
Total cost of revenues	57,013	57,750	215,869	234,612
Gross profit	84,357	91,916	324,788	360,169
Gross margin %	60%	61%	60%	61%
Operating expenses
Sales and marketing	33,744	33,217	123,231	136,560
Research and development	32,131	29,979	129,422	127,528
General and administrative	24,220	25,900	90,266	92,354
Total operating expenses	90,095	89,096	342,919	356,442
Income (loss) from operations	(5,738)	2,820	(18,131)	3,727
Non-operating income (expense)
Interest income	353	160	1,761	1,429
Interest expense	(3,798)	(4,228)	(8,763)	(17,457)
Other income (expense), net	(10,265)	1,994	(10,427)	19,008
Income (loss) before income taxes	(19,448)	746	(35,560)	6,707
Income tax benefit	(3,871)	(8,044)	(2,511)	(2,996)
Net income (loss)	(15,577)	8,790	(33,049)	9,703
Net income (loss) attributable to redeemable non-controlling interest	(63)	172	(472)	141
Adjustment attributable to redeemable non-controlling interest	3,096	282	5,301	4,382
Net income (loss) attributable to nCino, Inc.	$(18,610)	$8,336	$(37,878)	$5,180
Net income (loss) per share attributable to nCino, Inc.:
Basic	$(0.16)	$0.07	$(0.33)	$0.05
Diluted	$(0.16)	$0.07	$(0.33)	$0.05
Weighted average number of common shares outstanding:
Basic	115,826,652	113,748,389	115,162,175	112,883,703
Diluted	115,826,652	115,074,576	115,162,175	114,346,567

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
(In thousands)
(Unaudited)

	Fiscal Year Ended January 31,
	2025	2026
Cash flows from operating activities
Net income (loss) attributable to nCino, Inc.	$(37,878)	$5,180
Net income (loss) and adjustment attributable to redeemable non-controlling interest	4,829	4,523
Net income (loss)	(33,049)	9,703
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	36,345	42,255
Non-cash operating lease costs	4,960	3,994
Amortization of costs capitalized to obtain revenue contracts	12,003	15,051
Amortization of debt issuance costs	131	287
Stock-based compensation	71,592	73,884
Change in fair value of contingent consideration	—	1,600
Deferred income taxes	(7,118)	(6,187)
Provision for bad debt	85	1,716
Net foreign currency (gains) losses	8,675	(16,273)
Gains on investments	—	(1,652)
Loss on disposal of long-lived assets	35	463
Change in operating assets and liabilities:
Accounts receivable	(31,389)	(16,175)
Costs capitalized to obtain revenue contracts	(21,453)	(25,073)
Prepaid expenses and other assets	(7,060)	182
Accounts payable	(190)	1,108
Accrued expenses and other current liabilities	10,165	(2,148)
Deferred revenue	13,807	10,853
Operating lease liabilities	(3,785)	(4,105)
Other long-term liabilities	1,445	582
Net cash provided by operating activities	55,199	90,065
Cash flows from investing activities
Acquisition of business, net of cash acquired	(216,911)	(50,263)
Acquisition of assets	(450)	—
Purchases of property and equipment	(1,816)	(7,501)
Sale of investment	—	3,684
Net cash used in investing activities	(219,177)	(54,080)
Cash flows from financing activities
Repurchases of common stock	—	(125,097)
Proceeds from borrowings on revolving credit facility	241,000	112,500
Payments on revolving credit facility	(75,000)	(65,000)
Payments of debt issuance costs	(1,484)	—
Exercise of stock options	2,796	1,981
Stock issuance under the employee stock purchase plan	4,468	4,218
Principal payments on financing obligations	(1,302)	(1,634)
Net cash provided by (used in) financing activities	170,478	(73,032)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(2,677)	4,465
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,823	(32,582)
Cash, cash equivalents, and restricted cash, beginning of period	117,444	121,267
Cash, cash equivalents, and restricted cash, end of period	$121,267	$88,685

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
(In thousands)
(Unaudited)

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$120,928	$88,374
Restricted cash included in prepaid expenses and other current assets	—	142
Restricted cash included in long-term prepaid expenses and other assets	339	169
Total cash, cash equivalents, and restricted cash, end of period	$121,267	$88,685

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

Effective for fiscal year 2027, nCino will no longer be providing non-GAAP Net Income Attributable to nCino, Inc. guidance or reporting in absolute terms or on a per share basis.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Transaction-Related Expenses. nCino excludes expenses related to mergers and acquisitions or divestitures as they limit comparability of operating results with prior periods. Transaction-related expenses include but are not limited to, costs incurred from third-party professional services firms, change in fair value of contingent consideration, and one-time integration activities. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs, if any, that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time.

•Tax (Benefit) Provision Related to Acquisitions. Upon certain acquisitions, nCino may adjust the valuation allowance against deferred tax assets, resulting in a one-time tax benefit or provision recorded in income tax (benefit) provision. We believe that the exclusion of this benefit or provision from our non-GAAP net income attributable to nCino and non-GAAP net income attributable to nCino per share provides a more direct comparison to all periods presented.

•Income Tax Effect on Non-GAAP Adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment.

•Intercompany Foreign Currency Exchange (Gain) Loss. Beginning with the first quarter of fiscal 2026, nCino adjusts for foreign currency exchange gains and losses primarily from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity. We believe foreign currency gains and losses on intercompany loans and transactions is not indicative of our results and business outlook. Prior period amounts have been recast to reflect this change.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2026	2025	2026
GAAP total revenues	$141,370	$149,666	$540,657	$594,781

GAAP cost of subscription revenues	$36,016	$38,019	$134,932	$149,562
Amortization expense - developed technology	(4,858)	(5,111)	(17,784)	(20,412)
Stock-based compensation	(803)	(825)	(2,891)	(3,123)
Restructuring charges	—	4	—	(492)
Non-GAAP cost of subscription revenues	$30,355	$32,087	$114,257	$125,535

GAAP cost of professional services and other revenues	$20,997	$19,731	$80,937	$85,050
Amortization expense - other	(83)	—	(330)	(165)
Stock-based compensation	(3,278)	(3,074)	(11,977)	(12,373)
Restructuring charges	—	3	—	(719)
Non-GAAP cost of professional services and other revenues	$17,636	$16,660	$68,630	$71,793

GAAP gross profit	$84,357	$91,916	$324,788	$360,169
Amortization expense - developed technology	4,858	5,111	17,784	20,412
Amortization expense - other	83	—	330	165
Stock-based compensation	4,081	3,899	14,868	15,496
Restructuring charges	—	(7)	—	1,211
Non-GAAP gross profit	$93,379	$100,919	$357,770	$397,453

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.
GAAP gross margin %	60%	61%	60%	61%
Amortization expense - developed technology	3	3	3	3
Amortization expense - other	—	—	—	—
Stock-based compensation	3	3	3	3
Restructuring charges	—	—	—	—
Non-GAAP gross margin %	66%	67%	66%	67%

GAAP sales & marketing expense	$33,744	$33,217	$123,231	$136,560
Amortization expense - customer relationships	(3,367)	(3,638)	(11,256)	(14,478)
Amortization expense - trade name	(369)	(100)	(623)	(1,291)
Amortization expense - other	(28)	(29)	(100)	(113)
Stock-based compensation	(4,482)	(3,625)	(17,016)	(14,307)
Restructuring charges	—	14	—	(1,444)
Transaction-related expenses	(46)	—	(46)	(335)
Non-GAAP sales & marketing expense	$25,452	$25,839	$94,190	$104,592

GAAP research & development expense	$32,131	$29,979	$129,422	$127,528
Stock-based compensation	(3,696)	(3,939)	(17,416)	(15,835)
Restructuring charges	—	22	—	(4,004)
Transaction-related expenses	(896)	(521)	(896)	(1,211)

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2026	2025	2026
Non-GAAP research & development expense	$27,539	$25,541	$111,110	$106,478

GAAP general & administrative expense	$24,220	$25,900	$90,266	$92,354
Stock-based compensation	(6,318)	(9,740)	(22,292)	(28,246)
Restructuring charges	—	9	—	(3,418)
Transaction-related expenses	(1,893)	(1,342)	(11,303)	(3,718)
Litigation expenses	(1)	—	(366)	—
Non-GAAP general & administrative expense	$16,008	$14,827	$56,305	$56,972

GAAP income (loss) from operations	$(5,738)	$2,820	$(18,131)	$3,727
Amortization of intangible assets	8,705	8,878	30,093	36,459
Stock-based compensation	18,577	21,203	71,592	73,884
Restructuring charges	—	(52)	—	10,077
Transaction-related expenses	2,835	1,863	12,245	5,264
Litigation expenses	1	—	366	—
Non-GAAP operating income	$24,380	$34,712	$96,165	$129,411

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.
GAAP operating margin %	(4)%	2%	(3)%	1%
Amortization of intangible assets	6	6	6	6
Stock-based compensation	13	14	13	12
Restructuring charges	—	—	—	2
Transaction-related expenses	2	1	2	1
Litigation expenses	—	—	—	—
Non-GAAP operating margin %	17%	23%	18%	22%

GAAP net income (loss) attributable to nCino, Inc.	$(18,610)	$8,336	$(37,878)	$5,180
Amortization of intangible assets	8,705	8,878	30,093	36,459
Stock-based compensation	18,577	21,203	71,592	73,884
Restructuring charges	—	(52)	—	10,077
Transaction-related expenses	2,835	1,863	12,245	5,264
Litigation expenses	1	—	366	—
Intercompany foreign currency exchange (gain)/loss[1]	10,384	(2,082)	10,310	(17,211)
Tax provision (benefit) related to acquisitions	24	4,141	(3,585)	4,694
Income tax effect on non-GAAP adjustments[2]	(3,016)	253	(3,977)	(61)
Adjustment attributable to redeemable non-controlling interest	3,096	282	5,301	4,382
Non-GAAP net income attributable to nCino, Inc.	$21,996	$42,822	$84,467	$122,668

Basic GAAP net income (loss) attributable to nCino, Inc. per share	$(0.16)	$0.07	$(0.33)	$0.05

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2026	2025	2026
Weighted-average shares used to compute basic GAAP net income (loss) attributable to nCino, Inc. per share	115,826,652	113,748,389	115,162,175	112,883,703
Diluted GAAP net income (loss) attributable to nCino, Inc. per share	$(0.16)	$0.07	$(0.33)	$0.05
Weighted-average shares used to compute diluted GAAP net income (loss) attributable to nCino, Inc. per share	115,826,652	115,074,576	115,162,175	114,346,567

Basic non-GAAP net income attributable to nCino, Inc. per share	$0.19	$0.38	$0.73	$1.09
Weighted-average shares used to compute basic non-GAAP net income attributable to nCino, Inc. per share	115,826,652	113,748,389	115,162,175	112,883,703
Diluted non-GAAP net income attributable to nCino, Inc. per share	$0.19	$0.37	$0.72	$1.07
Weighted-average shares used to compute diluted non-GAAP net income attributable to nCino, Inc. per share	118,596,052	115,074,576	117,311,913	114,346,567

Free cash flow
Net cash provided by (used in) operating activities	$(10,019)	$12,938	$55,199	$90,065
Purchases of property and equipment	(350)	(461)	(1,816)	(7,501)
Free cash flow	$(10,369)	$12,477	$53,383	$82,564
Principal payments on financing obligations[3]	(386)	(389)	(1,302)	(1,634)
Free cash flow less principal payments on financing obligation	$(10,755)	$12,088	$52,081	$80,930
1Effective the beginning of our first quarter for fiscal year 2026, we are excluding intercompany foreign currency exchange gains and losses from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity. Prior period amounts have been recast to reflect this change.
2Income tax adjustments for prior periods have been recast related to excluding intercompany foreign currency exchange gains and losses related to intercompany loans and transactions from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity as stated in the note above.
3These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
investor@ncino.com
MEDIA CONTACT
press@ncino.com